===============================================================================




                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                   OF THE SECURITIES AND EXCHANGE ACT OF 1934

         DATE OF REPORT (Date of earliest event reported): JUNE 15, 2000



                         Commission File Number 1-12480

                                     [LOGO]

                         LOUIS DREYFUS NATURAL GAS CORP.
             (Exact name of registrant as specified in its charter)


              OKLAHOMA                                          73-1098614
   (State or other jurisdiction of                           (IRS Employer
    incorporation or organization)                          Identification No.)

14000 QUAIL SPRINGS PARKWAY, SUITE 600
       OKLAHOMA CITY, OKLAHOMA                                     73134
(Address of principal executive office)                          (Zip code)

       Registrant's telephone number, including area code: (405) 749-1300

                                      NONE
      (Former name, former address and former fiscal year, if changed since last report.)




===============================================================================

                         LOUIS DREYFUS NATURAL GAS CORP.
                                    FORM 8-K
                                  JUNE 15, 2000



ITEM 2 -- ACQUISITION OR DISPOSITION OF ASSETS

     On June 15, 2000, Louis Dreyfus Natural Gas Corp. acquired substantially all of the oil and gas properties of Costilla Energy, Inc. for an estimated $126 million, net of post effective price adjustments. The Costilla properties, primarily located in South and West Texas, are strategically located within the Company's core regions where the Company has considerable operating experience.

     Information concerning the acquisition is contained in the June 15, 2000 press release made by the Company, a copy of which is filed herewith as
Exhibit 99.1 and incorporated herein by reference.

ITEM 5 - OTHER EVENTS

     On June 15, 2000, Louis Dreyfus Natural Gas Corp. also announced a planned underwritten public offering of common stock consisting of 3,000,000 shares to be sold by the Company, and 2,000,000 shares to be sold by its principal shareholder, S.A. Louis Dreyfus et Cie.

     Information concerning the proposed public offering is contained in the June 15, 2000 press release made by the Company, a copy of which is filed herewith as Exhibit 99.1 and incorporated herein by reference.

ITEM 7 -- FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Financial statements of businesses acquired.
          Not applicable.

     (b)  Pro forma financial information.
          Not applicable.

     (c)  Exhibits.

        2.1 Asset Purchase Agreement by and between Costilla Energy, Inc. as Seller and Louis Dreyfus Natural Gas Corp. as Buyer

       99.1    Press release dated June 15, 2000

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      LOUIS DREYFUS NATURAL GAS CORP.


Date: June 15, 2000                   By:   /s/  Jeffrey A. Bonney
                                            ----------------------------------
                                            Jeffrey A. Bonney
                                            Executive Vice President and
                                            Chief Financial Officer



















                                   Page 3 of 3